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                                                                   EXHIBIT 10.30


                      SECOND AMENDMENT TO LICENSE AGREEMENT


         THIS SECOND AMENDMENT ("Amendment") is entered into, effective as of October 1, 1996, on this 24th day of September, 1996 by and between MULTIPLE PEPTIDE SYSTEMS, INC., a California corporation ("MPS"), and MAGAININ PHARMACEUTICALS INC., a Delaware corporation formerly known as Magainin Sciences Inc. ("Magainin").

                                   BACKGROUND

         A. MPS and Magainin entered into an Agreement, dated as of November 4, 1988 (the "Original Agreement"), pursuant to which, among other things, MPS granted to Magainin certain license rights, as more fully described in the Original Agreement. MPS and Magainin entered into a First Amendment to Agreement, dated as of February 1, 1990 (the "First Amendment"), pursuant to which the parties amended and restated Section 5.1 of the Original Agreement. The Original Agreement, as amended by the First Amendment, is referred to herein as the "Agreement."

         B. Pursuant to a certain Stock Issuance Agreement, dated as of even dated herewith (the "Stock Issuance Agreement"), between Magainin and Houghten Pharmaceuticals Inc. ("Houghten"), Magainin has agreed to issue to Houghten 275,000 shares of Magainin's common stock, par value $.002 per share, in consideration for MPS's agreement to make certain amendments to the Agreement, as implemented pursuant to this Amendment.

         C. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and promises contained in the Stock Issuance Agreement and in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows, effective as of the date of this Amendment:

         1. Magainin's license rights under Section 2.1 of the Agreement, insofar as they relate to the Licensed Product that is Magainin's topical anti-infective product known as MSI-78, for which a trademark application has been filed for the name "Cytolex(TM)" ("MSI-78"), are and shall be fully-paid and royalty-free. Accordingly, with respect to the Licensed Product that is MSI-78, (a) the provisions of Article III of the Agreement shall not be applicable, (b) neither Magainin nor any of its sublicensees shall owe any royalty or other payment obligation to MPS, The Scripps Research Institute, a successor to Scripps Clinic and Research Foundation ("Scripps"), or any of their respective successors or assigns under Sections 2.2 or 5.1 of the Agreement, and
(c) neither Magainin nor any of its sublicensees shall have any reporting obligation to MPS, Scripps or any of


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their respective successors or assigns under Sections 2.2 or 5.1 of the
Agreement. The foregoing shall not be deemed to relieve Magainin of any of its payment obligations under Sections 4.2, 4.3, 4.4, 12.2 and 12.9 and Article VIII of the Agreement.

         2. Notwithstanding the provisions of Section 5.1 or any other provision of the Agreement to the contrary, Magainin shall have the right to grant sublicenses to any party with respect to any of its rights under the Agreement relating to the Licensed Product that is MSI-78 without having to notify or obtain the prior consent of MPS, Scripps or any of their respective successors or assigns.

         3. The words "as amended" are hereby added at the end of Section 1.10 of the Agreement.

         4. MPS and Magainin acknowledge and agree that Magainin has fulfilled its commercial development obligations under Section 4.1 of the Agreement insofar as they relate to MSI-78. However, MPS and Magainin each acknowledge MPS's interest in being kept advised of Magainin's continuing efforts with respect to Licensed Products. Accordingly, Section 4.1 of the Agreement is hereby amended and restated to read in its entirety as follows:

         "4.1   Annual Reporting Obligation. Magainin shall keep MPS generally informed as to Magainin's development efforts relating to Licensed Products, including its efforts, if any, to sublicense the Scripps Patent Rights, by delivery to MPS of an annual written report."

         5. Notwithstanding any provision of the Agreement to the contrary, no exercise by Magainin or any of its sublicensees of any of the license rights set forth in the Agreement, or in any permitted sublicense thereof, shall be deemed to be a breach of the provisions of Article IX of the Agreement.

         6. Section 10.1 of the Agreement is hereby amended by adding the following two sentences to the the end of such Section:

            "Notwithstanding the fact that Magainin's license rights under
            Section 2.1 hereof, insofar as they relate to the Licensed Product that is MSI-78, are fully-paid and royalty-free, Magainin acknowledges that it continues to have royalty obligations hereunder with respect to Licensed Products other than MSI-78. Therefore, the term of the license granted hereunder and of this Agreement shall continue until they expire pursuant to this Section 10.1 or are terminated sooner pursuant to the provisions of this Agreement, notwithstanding such fully-paid and royalty-free license rights of Magainin with respect to MSI-78."


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         7.  Magainin's address for notices under the Agreement, as set forth in
Section 12.10 of the Agreement, is hereby amended and restated as follows:

            "Magainin Pharmaceuticals Inc.
             5110 Campus Drive
             Plymouth Meeting, PA  19462
             Attention: President"

and MPS's address for notices under the Agreement, as set forth in Section 12.10 of the Agreement, is hereby amended and restated as follows:

            "Multiple Peptide Systems, Inc.
             3550 General Atomics Court
             San Diego, CA 92121
             Attention: President

             with a copy to:

             Houghten Pharmaceuticals, Inc.
             3550 General Atomics Court
             San Diego, CA 92121
             Attention: President"

         8.  MPS shall give to Magainin, in the manner specified in Section
12.10 of the Agreement, a copy of each notice given or received by MPS under the Scripps Agreement. MPS shall give each such notice to Magainin promptly after MPS's giving or receipt of such notice.

         9. MPS hereby represents and warrants to Magainin as of the date hereof that:

             (a) MPS has no knowledge of any default or breach by Scripps or MPS under the Scripps Agreement, or of any event, fact or circumstance which, with the giving of notice or the passage of time, or both, would constitute such a default or breach; and

             (b) The execution, delivery and performance by MPS of this Amendment, the execution, delivery and performance by Houghten of the Stock Issuance Agreement, and the execution, delivery and performance by Scripps of the Second Amendment to License Agreement, dated as of even date herewith, between Scripps and MPS, which amends the Scripps Agreement, as amended (the "Second Amendment to Scripps Agreement"), do not and will not (i) conflict with, or constitute a breach or default under, or require the consent of any third party under, MPS' charter documents or any material license, loan or other agreement, contract, commitment or instrument to which MPS is a party or any of its assets are bound, (ii) violate any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body, or (iii) require the consent, approval or authorization of, or


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notice, declaration, filing or registration with, any third party or any governmental or regulatory authority. This Amendment and the Second Amendment to Scripps Agreement have been duly authorized, executed and delivered by MPS and each represents the valid and binding obligation of MPS.

             The foregoing representations and warranties shall survive the execution and delivery of this Amendment, the Second Amendment to Scripps Agreement and the Stock Issuance Agreement and the consummation of the transactions contemplated by the Stock Issuance Agreement.

         10. From and after the date of the Second Amendment to Scripps Agreement, MPS and Scripps will not further modify or amend the Scripps Agreement without the prior written consent of Magainin in each instance.

         11. Except as specifically modified by this Amendment, all of the provisions of the Agreement are hereby confirmed to be in full force and effect.

         12. This Amendment shall be binding upon, and shall inure to the benefit of MPS and Magainin and their respective successors and permitted assigns.

         13. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument, and shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of MPS and Magainin.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their authorized representatives as of the date first written above.


                                      MULTIPLE PEPTIDE SYSTEMS, INC.


                                      By:  /s/ Robert S. Whitehead
                                           -------------------------------------
                                           Name: Robert S. Whitehead
                                           Title: President


                                      MAGAININ PHARMACEUTICALS INC.


                                      By:  /s/ Michael R. Dougherty
                                           -------------------------------------
                                           Name: Michael R. Dougherty
                                           Title: Executive Vice President and
                                                       Chief Financial Officer


                                     JOINDER

              Houghten Pharmaceuticals Inc. ("Houghten"), as the holder of all of the issued and outstanding shares of capital stock of MPS, hereby joins in the execution and delivery of this Amendment solely for the purpose of agreeing to be jointly and severally liable with MPS for any breach of any of the representations and warranties of MPS in Section 7 of this Amendment.

                                      HOUGHTEN PHARMACEUTICALS INC.


                                      By:  /s/ Robert S. Whitehead
                                           -------------------------------------
                                           Name: Robert S. Whitehead
                                           Title: President

                                      Date: September 24, 1996



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                              CONSENT AND AGREEMENT

                  The Scripps Research Institute, a successor to Scripps Clinic and Research Foundation ("Scripps"), hereby consents and agrees to the terms, conditions and provisions of this Amendment and further agrees, represents and warrants that:

                  (i) If the Scripps Agreement is terminated for any reason whatsoever and if at the time of such termination Magainin is not in material default of the Agreement, as amended by this Amendment, then the Agreement, as amended by this Amendment, shall become a direct license agreement between Scripps and Magainin;

                  (ii) From and after the date of the Second Amendment to Scripps Agreement, MPS and Scripps will not further modify or amend the Scripps Agreement without the prior written consent of Magainin in each instance.

                  (iii) Scripps has no knowledge of any default or breach by Scripps or MPS under the Scripps Agreement, or of any event, fact or circumstance which, with the giving of notice or the passage of time, or both, would constitute such a default or breach;

                  (iv) As of the date hereof, to Scripps' knowledge, each of the Scripps Patent Rights is valid and enforceable in accordance with its terms and there are no pending or any threatened suits, claims, or actions of any type whatsoever with respect to any of the Scripps Agreement, the Scripps Patent Rights, the Scripps Technology or the Scripps Invention; and

                  (v) The execution, delivery and performance by Scripps of this Consent and Agreement and the execution, delivery and performance by Scripps of the Second Amendment to Scripps Agreement do not and will not (A) conflict with, or constitute a breach or default under, or require the consent of any third party under, Scripps' charter documents or any material license, loan or other agreement, contract, commitment or instrument to which Scripps is a party or any of its assets are bound, (B) violate any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body, or (C) require the consent, approval or authorization of, or notice, declaration, filing or registration with, any third party or any governmental or regulatory authority. This Consent and Agreement and the Second Amendment to Scripps Agreement have been duly authorized, executed and delivered by Scripps and each represents the valid and binding obligation of Scripps.


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                  (vi)   The foregoing representations and warranties shall
survive the execution and delivery of this Consent and Agreement and the Second Amendment to Scripps Agreement.


                                    THE SCRIPPS RESEARCH INSTITUTE


                                    By:  /s/ Arnold LaGuardia
                                         ---------------------------------------
                                         Name: Arnold LaGuardia
                                         Title: Senior Vice President, Treasurer

                                    Date:  September 24, 1996